UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2004

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Item 5.    Other Events.

The SCO Group, Inc. (“SCO” or the “Company”) has entered into an agreement with BayStar Capital II, L.P. (“BayStar”) to repurchase and retire all 40,000 shares of Series A-1 Convertible Preferred Stock currently held by BayStar. The shares of Series A-1, which have a face value of $40 million, will be retired through a payment of $13 million in cash and the issuance of 2,105,263 shares of the Company’s common stock, payable and issuable upon closing which will occur upon the effectiveness of a shelf registration statement for the resale of the common stock by BayStar.

Upon repurchase, all shares of Series A-1 preferred stock will be cancelled and retired and the rights and preferences of the Series A-1 shares will be terminated including the right to $40 million of liquidation preference, preferred dividend rights that would accrue at a rate of 8% and escalate by 2% annually up to 12%, restrictive covenants and all other contractual rights granted to the holders of Series A-1 shares. Following the repurchase, the Company will have only common stock outstanding.

Upon closing, the effective result of the Company’s Series A-1 financing activities (giving effect to the repurchase, together with the prior conversion of 10,000 shares of Series A-1 for 740,741 shares of common stock), will be the Company having received $37 million in proceeds, before expenses, and having issued 2,846,004 shares of common stock at an effective price of approximately $13.00 per share.

The agreement includes a restriction on sales and dispositions by BayStar of the Company’s common stock. BayStar may not exceed on any trading day, 10% of SCO’s average daily trading volume on Nasdaq during the five trading days preceding such trading day. The agreement includes a mutual general release by the parties and has not required compensation to any outside agents.

Forward-Looking Statements

This press release contains forward looking statements related to SCO’s relationship with BayStar and BayStar’s plans to sell shares of its Series A-1 Convertible Preferred Stock. SCO wishes to advise readers that a number of important factors could cause actual results to differ materially from those anticipated in such forward-looking statements. These factors that could cause actual results to differ materially from those anticipated include the risk that the transaction described in this press release may not close. Other factors affecting the Company’s business are discussed in more detail in SCO’s filings with the Securities and Exchange Commission.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.  The following items are filed as exhibits to this report:

99.1                           Stock Repurchase Agreement dated as of May 31, 2004 between SCO and BayStar.

99.2                           Mutual General Release Agreement dated as of May 31, 2004 between SCO and BayStar.

99.3                           Furnished Press Release dated June 1, 2004 regarding the delay of SCO’s earnings release and investor conference call relating to the fiscal quarter ended April 30, 2004.

Item 9.    Regulation FD Disclosure.

On June 1, 2004, SCO issued a press release regarding the delay of its earnings release and investor conference call for the fiscal quarter ended April 30, 2004.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.3.

The information under this Item and Exhibit 99.3 are being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99.3 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2004

	By:	/s/ Bert Young
Chief Financial Officer
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Repurchase Agreement dated as of May 31, 2004 between SCO and BayStar.

99.2	Mutual General Release Agreement dated as of May 31, 2004 between SCO and BayStar.

99.3	Furnished Press Release dated June 1, 2004 regarding the delay of SCO’s earnings release and investor conference call relating to the fiscal quarter ended April 30, 2004.